Exhibit (a)(1)(D)

IMPORTANT TAX INFORMATION

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the “Supplement to Company Repurchase Notice to Holders of 3 3/8% Convertible Senior Notes due 2033.”

Under United States federal income tax law, a Holder whose Securities are accepted for payment may be subject to backup withholding at a rate of 28% on all reportable payments received pursuant to the exercise of the Put Option. To prevent backup withholding on such payments, the Holder is generally required to provide the Paying Agent with such Holder’s correct social security number or employer identification number (each a Taxpayer Identification Number or a “TIN”) by completing the enclosed Substitute Form W-9, including certifying that the TIN provided on the form is correct (or that such stockholder is awaiting a TIN) and that (i) the Holder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of failure to report interest or dividends or (ii) after being so notified, the Internal Revenue Service has notified the Holder that he or she is no longer subject to backup withholding. Alternatively, a Holder can prevent backup withholding by providing a basis for an exemption from backup withholding. If the Paying Agent is not provided with the correct TIN or an adequate basis for exemption, payments made to such Holder with respect to Securities accepted for purchase pursuant to the exercise of the Put Option may be subject to backup withholding, and the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service.

Each Holder is required to give the Paying Agent the TIN of the record holder of the Securities. If the Securities are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report. A Holder who does not have a TIN should write “Applied For” in Part I of the Substitute Form W-9 if such Holder has applied for a number or intends to apply for a TIN in the near future. If “Applied For” is written in Part I, the Holder must also complete the “Certificate of Awaiting Taxpayer Identification Number” in Part IV. In such case, reportable payments that are received pursuant to the Put Option will generally be subject to backup withholding unless the stockholder has furnished the Paying Agent with his or her TIN by the time such payment is made. A Holder who writes “Applied For” in Part I should complete Part III and should furnish the Paying Agent with such Holder’s TIN as soon as it is received.

Certain Holders (including, among others, corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt U.S. Holders should indicate their exempt status in Part II of the Substitute Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Paying Agent a properly completed Internal Revenue Service Form W-8BEN, Form W-8ECI, or Form W-8IMY, as applicable (instead of a Substitute Form W-9), signed under penalties of perjury, attesting to that Holder’s exempt status. A Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable, can be obtained from the Paying Agent.

If backup withholding applies, the Paying Agent is required to withhold tax at the applicable withholding rate (which is currently 28%) on any reportable payments paid to a Holder pursuant to the exercise of the Put Option. Backup withholding is not an additional U.S. federal income tax. If the required information is furnished to the Internal Revenue Service in a timely manner, the U.S. federal income tax liability of persons subject to backup withholding may be reduced by the amount of tax withheld, and, if withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

PAYER’S NAME: , AS DEPOSITARY

PAYEE’S NAME:
PAYEE’S ADDRESS:

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part I: Taxpayer Identification Number (TIN) Social Security Number OR Employer Identification Number (If awaiting TIN write “Applied For” and complete Parts III and IV)	Part II: For Payees Exempt from Backup Withholding Payees Exempt from Backup withholding, should write “Exempt” on the line below

Payer’s Request for Taxpayer	Part III: — Certification —
Identification Number (TIN)	Under penalties of perjury, I certify that:
and Certification	(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

	Signature of U.S. Person	, 2006 Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXERCISE OF THE PUT OPTION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” IN THE APPROPRIATE LINE IN PART I OF SUBSTITUTE FORM W-9

Part IV: CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I Certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either(a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration or(b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me pursuant to the exercise of the Put Option will be withheld.

Signature		, 2006 Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

Give NAME and SOCIAL
For this type of account:	SECURITY number (SSN) of:

1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. (a) The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

(b) So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship or single-owner LLC	The owner(3)

Give NAME and
EMPLOYER
IDENTIFICATION
For this type of account:	number (EIN) of:

6. A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)

7 Corporation or LLC electing corporate status under Form 8832	The corporation

8. Association, club, religious, charitable, educational or other tax-exempt organization	The organization

9. Partnership	The partnership

10. A broker or registered nominee	The broker or nominee

11. Account with the Department of Agriculture in the name of a public entity (such as State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust.

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Section references are to the Internal Revenue Code.

Obtaining a Number.  If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, from the local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number, from the Internal Revenue Service (the “IRS”) and apply for a number.

Payees Exempt from Backup Withholding.  The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except for those listed in item (9). For broker transactions, payees listed in (1) through (13) are exempt. A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker is also exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding or information reporting: medical and health care payments, attorneys’ fees and payments for services paid by a federal executive agency. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends.

(1) A corporation.

(2) An organization exempt from tax under section 501(a), or an individual retirement plan (“IRA”), or a custodial account under 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

(3) The United States or any of its agencies or instrumentalities.

(4) A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5) A foreign government or any of its political subdivisions, agencies, or instrumentalities.

(6) An international organization or any of its agencies or instrumentalities.

(7) A foreign central bank of issue.

(8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission.

(10) A real estate investment trust.

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12) A common trust fund operated by a bank under section 584(a).

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or custodian or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

(15) A trust exempt from tax under section 664 or described in section 4947.

Payments of interest generally not subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under such sections.

Privacy Act Notice.  Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, or to federal and state agencies to enforce federal nontax criminal laws and to combat terrorism. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties.

(1) Penalty for Failure to Furnish Taxpayer Identification Number.  If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding.  If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information.  Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE